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                                                                      EXHIBIT 21



                              SUBSIDIARIES OF THE
                                  REGISTRANT

             The registrant owns all of the outstanding capital stock of the following corporations:

           CORPORATION                          STATE OR PROVINCE OF INCORPORATION
Intercomp Resource Development &               Province of Alberta, Canada
   Engineering, (Canada) Ltd.

In-Situ Research and Engineering Ltd.          Province of Alberta, Canada

Microcomp Management Ltd.                      Province of Alberta, Canada

IRAD Development Ltd.                          Province of Alberta, Canada

247011 Alberta Limited                         Province of Alberta, Canada

Scientific Software-Intercomp (U.K.) Limited   United Kingdom

Scientific Software Texas, Inc.                Texas

Facilities Warehousing, Inc.                   Delaware

SSI Bethany, Inc.                              Texas

Kinesix SARL                                   France